SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 15, 2013 (January 15, 2013)

NATIONAL HEALTH INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-10822 (Commission File Number)	62-1470956 (IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01. Other Events.

As previously disclosed, in September 2012, a court-supervised receiver was appointed for one of our mortgage borrowers, ElderTrust of Florida, Inc. ("ElderTrust"), a Tennessee non-profit corporation which owns seven nursing homes in New Hampshire and Massachusetts.  The receiver for ElderTrust is charged with winding-up the affairs of the entity, which includes the sale of those assets that secure the financing provided by NHI.

ElderTrust has been making timely principal and interest payments to NHI in the amount of $308,333.33 per month for the last five years. However, the payment NHI received from ElderTrust on January 3, 2013 was for interest only of $87,175.30.  NHI has filed a motion in the Chancery Court for the State of Tennessee (20th Judicial District, Case No. 12-1283-IV(III)) to assert that ElderTrust's receiver has put ElderTrust in breach of its obligation to NHI by reducing its monthly payment and to request that the Court authorize NHI to declare ElderTrust and its affilated LLCs in default of their debt obligation and to pursue the default remedies provided for in the loan documents.

Interest income recognized on the loan to ElderTrust during 2012 was $1,067,897.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:    /s/ Roger R. Hopkins
Name: Roger R. Hopkins
Title: Principal Financial Officer

Date:    January 15, 2013